DRAFT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2004

INSCI Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12966 (Commission File Number)	06-1302773 (IRS Employer Identification No.)

One Research Drive, Suite 200B, Westborough, MA (Address of Principal Executive Offices)	01581 (Zip Code)

Registrant’s telephone number, including area code: (800) 298-9795

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

        On October 20, 2004, Goldstein and Morris informed INSCI Corp. that Goldstein and Morris had resigned as INSCI’s independent registered public accounting firm. Prior to October 20, 2004, Goldstein and Morris had not previously advised management or INSCI’s audit committee of its intention to resign its engagement as INSCI’s independent registered public accounting firm. The resignation was not sought or recommended by INSCI’s audit committee. INSCI’s audit committee is in the process of selecting a new independent registered public accounting firm.

        The reports of Goldstein and Morris on INSCI’s consolidated financial statements for the years ended March 31, 2003 and 2004 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with its audits of INSCI’s consolidated financial statements for the years ended March 31, 2003 and 2004, and through the subsequent interim periods, there were no disagreements with Goldstein and Morris on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Goldstein and Morris, would have caused it to make reference thereto in connection with its report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        INSCI has provided Goldstein and Morris with a copy of the disclosure set forth in this report and requested Goldstein and Morris to furnish it a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. At the time of filing this report, the requested letter was unavailable. However, INSCI has requested Goldstein and Morris to provide the letter to it as promptly as possible.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 10/26/04	INSCI Corp. By: /s/ HENRY F. NELSON Henry F. Nelson Chief Executive Officer and President